 Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017 are based on the historical financial statements of CF Corp. and FGL, as well as the historical combined financial statements of Front Street Re (Cayman) Ltd. and Front Street Re Ltd. (collectively, “FSR”). CF Corp., FGL and FSR shall collectively be referred to herein as the “Combined Company.”

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information and related notes have been prepared utilizing period ends that differ by fewer than 93 days, as permitted by Regulation S-X. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and for the nine months ended September 30, 2017 give pro forma effect to the Transactions (described below) as if they had been consummated on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 assumes that the Transactions had been consummated on September 30, 2017. These periods are presented on the basis of CF Corp. as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 has been prepared using and should be read in conjunction with the following:

•	CF Corp.’s unaudited condensed balance sheet as of September 30, 2017 and the related notes in CF Corp.’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, which is incorporated by reference into this Current Report on Form 8-K;

•	FGL’s audited consolidated balance sheet as of September 30, 2017 and the related notes in FGL’s Annual Report on Form 10-K for the period ended September 30, 2017, which is incorporated by reference into this Current Report on Form 8-K; and

•	FSR’s audited combined balance sheet as of September 30, 2017 and the related notes, which are included elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 has been prepared using and should be read in conjunction with the following:

•	CF Corp.’s audited statement of operations for the period from February 26, 2016 (inception) through December 31, 2016 and the related notes in CF Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this Current Report on Form 8-K;

•	FGL’s audited consolidated statement of operations for the year ended September 30, 2016 and the related notes in FGL’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, which is incorporated by reference into this Current Report on Form 8-K; and

•	FSR’s audited combined statement of comprehensive loss for the year ended September 30, 2016 and the related notes, which are included elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017 has been prepared using and should be read in conjunction with the following:

•	CF Corp.’s unaudited condensed statement of operations for the nine months ended September 30, 2017 and the related notes in CF Corp.’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, which are incorporated by reference into this Current Report on Form 8-K;

•	FGL’s unaudited condensed consolidated statement of operations for the nine months ended June 30, 2017, derived from the books and records underlying FGL’s audited consolidated statement of operations for the year ended September 30, 2017 and the related notes in FGL’s Annual Report on Form 10-K for the year ended September 30, 2017, which are incorporated by reference into this Current Report on Form 8-K; and

•	FSR’s unaudited condensed combined statement of comprehensive loss for the nine months ended June 30, 2017, derived from the books and records underlying FSR’s audited combined statement of comprehensive loss for the year ended September 30, 2017 and the related notes, which are included elsewhere in this Current Report on Form 8-K.

CF Corp. is a blank check company incorporated on February 26, 2016. CF Corp. consummated its initial public offering of 60,000,000 units for $10.00 per unit on May 25, 2016. On June 29, 2016, CF Corp. consummated the closing of the sale of 9,000,000 additional units pursuant to the exercise in full of the underwriters’ overallotment option. Simultaneously with the closing of the initial public offering, CF Corp. consummated a private placement to the Sponsor of 14,000,000 warrants at a price of $1.00 per warrant, generating gross proceeds of $14 million, and simultaneously with the consummation of the exercise of the overallotment option, CF Corp. consummated a private placement to the Sponsor of an additional 1,800,000 warrants, generating gross proceeds of $1.8 million. Upon the closing of the initial public offering, overallotment option and the private placement, $691 million from the net proceeds thereof was placed in a trust account and invested in a money market fund selected by CF Corp. As a special purpose acquisition company, CF Corp.’s purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Effective May 24, 2017, CF Corp., FGL and FSR reached agreements under which CF Corp. would concurrently acquire all of the outstanding equity of the aforementioned entities pursuant to the Merger Agreement and a Share Purchase Agreement (the “Share Purchase Agreement”). On November 30, 2017, CF Corp. completed the business combination and its acquisition of FSR (the “Share Purchase”).

1

FGL provides its principal life and annuity products through its insurance subsidiaries, FGLIC and Fidelity & Guaranty Life Insurance Company of New York. FGL’s customers range across a variety of age groups and are concentrated in the middle-income market. FGL’s fixed indexed annuities provide for pre-retirement wealth accumulation and post-retirement income management. FGL’s life insurance provides wealth protection and transfer opportunities through indexed universal life products. Life and annuity products are primarily distributed through independent marketing organizations and independent insurance agents.

FSR provides life and annuity reinsurance services, such as reinsurance on asset intensive, long duration life and annuity liabilities.

CF Corp. acquired FGL in exchange for cash consideration of $31.10 per share of FGL common stock totaling approximately $1.8 billion CF Corp. concurrently acquired FSR for cash consideration of $65 million, subject to certain adjustments. In addition, HRG, FS Holdco, CF Corp. and FGL US Holdings Inc., a Delaware corporation and Parent agreed that FS Holdco may, at its option, cause Parent and FS Holdco to make a joint election under Section 338(h)(10) of the Code with respect to the business combination and the deemed share purchases of FGL’s subsidiaries. If FS Holdco opts to make such an election, it will be required to pay Parent $30 million, plus additional specified amounts determined by reference to FGL’s incremental current tax costs attributable to the election, if any, and Parent will be required to pay FS Holdco additional specified amounts determined by reference to FGL’s incremental current tax savings attributable to the election, if any.

Consideration for the business combination and the Share Purchase were funded through the following sources and transactions (collectively the “Financing” and collectively with the business combination and the Share Purchase, the “Transactions”):

•	Investments and cash equivalents held in the trust account of up to $694 million related to CF Corp.’s initial public offering of Class A ordinary shares. The proceeds will become available upon consummation of the business combination;

•	The sale of 51,000,000 ordinary shares to anchor investors pursuant to the forward purchase agreements, resulting in gross proceeds of $510 million;

•	The sale of 36,000,000 ordinary shares pursuant to certain equity commitment letters, resulting in gross proceeds of $360 million;

•	The sale of 20,000,000 ordinary shares in connection with the rights of first offer contained in the forward purchase agreements, resulting in gross proceeds of $200 million; and

•	The sale of Series A and Series B Redeemable Preferred Shares of CF Corp. and 8,370,000 ordinary shares to GSO and FNF or their respective designees resulting in gross proceeds of $375 million. The preferred shares carry a paid-in-kind dividend option at the Combined Company’s election. The unaudited pro forma condensed combined financial information does not reflect the payment of such in-kind dividends due to management’s discretion on exercising said option.

The business combination and Share Purchase were accounted for under the scope of ASC 805. Pursuant to ASC 805, CF Corp. was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	CF Corp. paid cash consideration for all of the equity in FGL and FSR; and

•	The existing shareholders of CF Corp. and new shareholders in CF Corp. retained all of the voting rights in the Combined Company.

The evidence discussed above supports the conclusion that CF Corp. is the accounting acquirer in each of the business combination and Share Purchase.

Each of FGL and FSR constitutes a business, with inputs, processes, and outputs. Accordingly, each of the business combination and Share Purchase constitutes the acquisition of a business for purposes of ASC 805, and due to the changes in control from the business combination and Share Purchase, are accounted for using the acquisition method.

2

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2017

	As of September 30, 2017				Purchase					As of September 30, 2017
	CF Corp. (Historical)	FGL (Historical)	FSR (Historical)	Combined	Accounting Adjustments		Intercompany Eliminations (c)	Pro Forma Adjustments		Combined Pro Forma
	(in millions)
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value	$-	$21,154	$-	$21,154	$-		$-	$-		$21,154
Equity securities, available-for-sale, at fair value	-	773	-	773	-		-	-		773
Derivative investments	-	413	-	413	-		-	-		413
Commercial mortgage loans	-	547	-	547	5	(b)	-	-		552
Other invested assets	-	185	-	185	(3	)(b)	-	-		182
Related party investments	-	-	98	98	-		(6)	-		92
Total investments	-	23,072	98	23,170	2		(6)	-		23,166
Related party loans	-	71	-	71	-		(71)	-		-
Funds withheld receivable	-	-	1,648	1,648	-		(902)	-		746
Cash and cash equivalents	-	885	29	914	(1,902	)(a)	-	694	(f)	958
								(2	)(g)
								(25	)(h)
								362	(i)
								510	(j)
								325	(k)
								(45	)(l)
								(61	)(n)
								(12	)(m)
								200	(o)
Prepaid expenses	5	-	-	5	-		-	-		5
Accrued investment income	-	231	-	231	-		-	-		231
Reinsurance recoverable	-	3,375	-	3,375	40	(b)	(1,016)	-		2,399
Intangibles, net	-	1,129	-	1,129	253	(b)	-	-		1,382
Investments and cash equivalents held in Trust Account	694	-	-	694	-		-	(694	)(f)	-
Other assets	-	202	27	229	(26	)(b)	(103)	3	(m)	103
Total assets	$699	$28,965	$1,802	$31,466	$(1,633)		$(2,098)	$1,255		$28,990

Liabilities and shareholders' equity
Accounts payable and accrued expenses	$20	$-	$-	20	-		-	(18	)(n)	2
Accrued commitment fee	5	-	-	5	-		-	(5	)(n)	-
Due to related parties	1	-	-	1	-		-	-		1
Deferred underwriting commissions and placement agent fees	45	-	-	45	-		-	(45	)(l)	-
Contractholder funds	-	20,792	-	20,792	696	(b)	-	-		21,488
Future policy benefits	-	3,412	-	3,412	-		-	-		3,412
Funds witheld for reinsurance liabilities	-	1,083	-	1,083	-		(1,081)	-		2
Liability for policy and contract claims	-	67	-	67	-		-	-		67
Insurance reserves	-	-	1,692	1,692	-		(976)	-		716
Debt	-	300	-	300	9	(b)	-	(9	)(m)	300
Revolving credit facility	-	105	-	105	-		-	-		105
Deferred tax liability, net	-	62	-	62	(27	)(d)	-	-		35
Other liabilities	-	897	6	903	(23	)(b)	-	(10	)(h)	870
Total liabilities	71	26,718	1,698	28,487	655		(2,057)	(87)		26,998

Commitments
Class A ordinary shares subject to possible redemption	623	-	-	623	-		-	(623	)(f)	-

Shareholders' equity
Preferred shares	-	-	-	-	-		-	280	(i)	280
Common stock	-	1	-	1	(1	)(e)	-	-		-
Class A ordinary shares	-	-	-	-	-		-	-		-
Class B ordinary shares	-	-	-	-	-		-	-		-
Additional paid in capital	23	716	170	909	(886	)(e)	-	623	(f)	1,763
								510	(j)
								325	(k)
								200	(o)
								82	(i)
Retained earnings (accumulated deficit)	(18)	1,000	(66)	916	63	(b)	(41)	(17	)(g)	(51)
					(934	)(e)		(38	)(n)
Accumulated other comprehensive income	-	543	-	543	(543	)(e)	-	-		-
Treasury stock	-	(13)	-	(13)	13	(e)	-	-		-
Total shareholders' equity	5	2,247	104	2,356	(2,288)		(41)	1,965		1,992
Total liabilities and shareholders' equity	$699	$28,965	$1,802	$31,466	$(1,633)		$(2,098)	$1,255		$28,990

See accompanying notes to unaudited pro forma condensed combined financial information.

3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

	For the period from February 26, 2016 (Inception) to December 31, 2016	For the Year Ended September 30, 2016			Purchase					For the Year Ended December 31, 2016
	CF Corp. (Historical)	FGL (Historical)	FSR (Historical)	Combined	Accounting Adjustments		Intercompany Eliminations (dd)	Pro Forma Adjustments		Combined Pro Forma
	(in millions, except share and per share data)
Revenues:
Premiums	$-	$70	$-	$70	$-		$3	$-		$73
Net investment income	-	923	2	925	(19	)(ee)	61	-		967
Net investment gains	-	19	148	167	-		(59)	-		108
Insurance and investment product fees and other	-	127	-	127	-		3	8	(ff)	138
Total revenues	-	1,139	150	1,289	(19)		8	8		1,286
Benefits and expenses:
Benefits and other changes in policy reserves	-	791	153	944	(45	)(gg)	(49)	-		850
Acquisition and operating expenses, net of deferrals	1	119	10	130	(2	)(bb)	-	41	(ff)	169
Amortization of intangibles	-	54	-	54	68	(aa)	-	-		122
Total benefits and expenses	1	964	163	1,128	21		(49)	41		1,141
Income (loss) from operations	(1)	175	(13)	161	(40)		57	(33)		145
Interest income	1	-	-	1	-		-	-		1
Interest expense	-	(22)	-	(22)	-		-	-		(22)
Income (loss) before income taxes	-	153	(13)	140	(40)		57	(33)		124
Income tax (benefit) expense	-	56	6	62	(14	)(cc)	21	(12	)(cc)	57
Net income (loss)	$-	$97	$(19)	$78	$(26)		$36	$(21)		$67

Weighted average shares outstanding
Basic	18,560,652								(4)	214,370,000
Diluted	18,560,652								(4)	214,370,000

Net earnings per share
Basic	$(0.02)									$0.18
Diluted	$(0.02)									$0.18

See accompanying notes to unaudited pro forma condensed combined financial information.

4

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

	For the Nine Months Ended September 30, 2017	For the Nine Months Ended June 30, 2017			Purchase					For the Nine Months Ended September 30, 2017
	CF Corp. (Historical)	FGL (Historical)	FSR (Historical)	Combined	Accounting Adjustments		Intercompany Eliminations (dd)	Pro Forma Adjustments		Combined Pro Forma
	(in millions, except share and per share data)
Revenues:
Premiums	$-	$26	$-	$26	$-		$1	$-		$27
Net investment income	-	744	-	744	(14	)(ee)	35	-		765
Net investment gains	-	199	60	259	-		(33)	-		226
Insurance and investment product fees and other	-	125	-	125	-		2	6	(ff)	133
Total revenues	-	1,094	60	1,154	(14)		5	6		1,151
Benefits and expenses:
Benefits and other changes in policy reserves	-	523	61	584	(34	)(gg)	(9)	-		541
Acquisition and operating expenses, net of deferrals	20	101	8	129	(1	)(bb)	-	18	(ff)(hh)	146
Amortization of intangibles	-	207	-	207	25	(aa)	-	-		232
Total benefits and expenses	20	831	69	920	(10)		(9)	18		919
Income (loss) from operations	(20)	263	(9)	234	(4)		14	(12)		232
Interest income	3	-	-	3	-		-	-		3
Interest expense	-	(18)	-	(18)	-		-	-		(18)
Income (loss) before income taxes	(17)	245	(9)	219	(4)		14	(12)		217
Income tax (benefit) expense	-	84	2	86	(2	)(cc)	5	(4	)(cc)	85
Net income (loss)	$(17)	$161	$(11)	$133	$(2)		$9	$(8)		$132

Weighted average shares outstanding
Basic	20,541,255								(4)	214,370,000
Diluted	20,541,255								(4)	214,370,000

Net earnings per share
Basic	$(0.84)									$0.55
Diluted	$(0.84)									$0.55

See accompanying notes to unaudited pro forma condensed combined financial information.

5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of each of the business combination and Share Purchase and Basis of Presentation

Description of each of the business combination and Share Purchase

Effective May 24, 2017, CF Corp., FGL and FSR reached agreements under which CF Corp. would concurrently acquire all of the outstanding equity of the aforementioned entities pursuant to the business combination and Share Purchase. On November 30, 2017, CF Corp. completed its acquisitions of FGL and FSR.

FGL provides its principal life and annuity products through its insurance subsidiaries, FGLIC and Fidelity & Guaranty Life Insurance Company of New York. FGL’s customers range across a variety of age groups and are concentrated in the middle-income market. FGL’s fixed indexed annuities provide for pre-retirement wealth accumulation and post-retirement income management. FGL’s life insurance provides wealth protection and transfer opportunities through indexed universal life products. Life and annuity products are primarily distributed through independent marketing organizations and independent insurance agents.

FSR provides life and annuity reinsurance services, such as reinsurance on asset intensive, long duration life and annuity liabilities.

CF Corp. acquired FGL in exchange for cash consideration of $31.10 per share of FGL common stock totaling approximately $1.8 billion. CF Corp. concurrently acquired FSR for cash consideration of $65 million, subject to certain adjustments. In addition, HRG, FS Holdco, CF Corp. and Parent agreed that FS Holdco may, at its option, cause Parent and FS Holdco to make a joint election under Section 338(h)(10) of the Code with respect to the business combination and the deemed share purchases of FGL’s subsidiaries. If FS Holdco opts to make such an election, it will be required to pay Parent $30 million, plus additional specified amounts determined by reference to FGL’s incremental current tax costs attributable to the election, if any, and Parent will be required to pay FS Holdco additional specified amounts determined by reference to FGL’s incremental current tax savings attributable to the election, if any.

Consideration for the business combination and Share Purchase was funded through the following sources and transactions:

•	Investments and cash equivalents held in the Trust Account of up to $694 million related to CF Corp.’s initial public offering of Class A ordinary shares. The proceeds will become available upon consummation of the business combination;

•	The sale of 51,000,000 ordinary shares pursuant to the forward purchase agreements, resulting in gross proceeds of $510 million;

•	The sale of 36,000,000 ordinary shares pursuant to certain equity commitment letters, resulting in gross proceeds of $360 million;

•	The sale of 20,000,000 ordinary shares in connection with the rights of first offer contained in the forward purchase agreements, resulting in gross proceeds of $200 million; and

•	The sale of Series A and Series B Redeemable Preferred Shares of CF Corp. and 8,370,000 common shares to GSO and FNF or their respective designees resulting in gross proceeds of $375 million. The preferred shares carry a paid-in-kind dividend option at the Combined Company’s election. The unaudited pro forma condensed combined financial information does not reflect the payment of such in-kind dividends due to management’s discretion on exercising said option.

Basis of Presentation

Each of FGL and FSR constitutes a business, with inputs, processes, and outputs. Accordingly, each of the business combination and Share Purchase constitutes the acquisition of a business for purposes of ASC 805, and due to the changes in control from the business combination and Share Purchase, are accounted for using the acquisition method.

Under the acquisition method, the acquisition date fair value of the gross consideration paid by CF Corp. to effect each of the business combination and Share Purchase was allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as described in Note 5 below. Management has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial information and in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded, including the determination of any goodwill or bargain purchase gain recorded as a result of the business combination or Share Purchase, may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination and Share Purchase.

6

The pro forma adjustments reflecting the consummation of the business combination and Share Purchase are based on certain currently available information and certain assumptions and methodologies that CF Corp. believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. CF Corp. believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination and Share Purchase contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination and Share Purchase taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of CF Corp., FGL and FSR.

2.	Accounting Policies

Upon consummation of each of the business combination and Share Purchase, CF Corp. will perform a comprehensive review of FGL’s and FSR’s accounting policies. As a result of the review, management may identify differences between the accounting policies of FGL and FSR which, when conformed, could have a material impact on the financial statements of the Combined Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of CF Corp.’s shares outstanding, assuming the Transactions occurred on January 1, 2016.

7

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The purchase accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2017 are as follows:

(a)	Represents the use of the consideration pursuant to the Merger Agreement and the Share Purchase Agreement to purchase all of the outstanding equity ownership of FGL and FSR.

	(in millions except share and per share data)
Shares of FGL common stock outstanding as of the Merger Agreement	58,933,415
Cash consideration per share to FGL common stockholders	$31.10
Estimated cash consideration to FGL common stockholders	$1,833
Estimated cash consideration for FGL outstanding stock-based compensation awards	4	(1)
Estimated total consideration for FGL	1,837
Estimated total consideration for FSR	65
Total estimated consideration	$1,902

(1)	Excludes amounts paid to redeem certain of FGL’s outstanding unvested stock-based compensation awards as of the date of the Merger Agreement which were determined to relate to post-business combination service periods and will be expensed in CF Corp.’s post-business combination financial statements. Amounts related to FGL’s outstanding unvested stock-based compensation awards were allocated between business combination consideration and post-business combination stock-based compensation expense based on an analysis of the total and remaining service periods related to the settled awards. Amounts related to post-business combination service periods were excluded from the unaudited pro forma condensed combined statements of operations as they were determined not to have a continuing effect. This allocation has been performed assuming the business combination occurred on September 30, 2017 and is expected to change based on the actual business combination date.

(b)	Reflects the acquisition method of accounting based on the estimated fair value of the assets and liabilities of FGL and FSR as discussed in Note 5 below. FSR’s assets and liabilities are primarily reported at their fair values and no material adjustments to its tangible net assets have been currently identified. The fair value of assets acquired and liabilities assumed related to FGL and FSR exceeded the attributable consideration related to the business combination and Share Purchase. Therefore, bargain purchase gains of $24 million and $39 million, respectively, have been reflected in the unaudited pro forma condensed combined balance sheet. This gain has been excluded from the unaudited pro forma condensed combined statements of operations as it was determined to not have a continuing effect. Additional information regarding the estimated fair value of identifiable intangible assets acquired and the tax effect of the purchase accounting is discussed below.

	FGL	FSR	Total
	(in millions)
Commercial mortgage loans – carrying value	$547	$—	$547
Commercial mortgage loans – fair value	552	—	552
Net purchase accounting adjustment	$5	$—	$5

Other investments(1) – carrying value	$185	$—	$185
Other investments – fair value	182	—	182
Net purchase accounting adjustment	$(3)	$—	$(3)

Reinsurance recoverables – carrying value	$3,375	—	$3,375
Reinsurance recoverables – fair value	3,415	—	3,415
Net purchase accounting adjustment	$40	—	$40

Intangibles, net – carrying value	$1,129	$—	$1,129
Intangibles, net – fair value	1,382	—	1,382
Net purchase accounting adjustment(3)	$253	$—	$253

Other assets(2) – carrying value	$202	$27	$229
Other assets – fair value	176	27	203
Net purchase accounting adjustment	$(26)	$—	$(26)

Contractholder funds – carrying value	$20,792	$—	$20,792
Contractholder funds(4) – fair value	21,488	—	21,488
Net purchase accounting adjustment	$696	$—	$696

Debt – carrying value	$300	$—	$300
Debt – fair value	309	—	309
Net purchase accounting adjustment	$9	$—	$9

Other liabilities – carrying value	$897	$6	$903
Other liabilities – fair value	874	6	880
Net purchase accounting adjustment(5)	$(23)	$—	$(23)

(1)	Related to policy loans held within other investments.

8

(2)	Related to elimination of leasehold improvements and certain fixed assets that are written off due to no ascribed value.

(3)	Reflects the elimination of FGL’s historical Deferred Acquisition Cost (“DAC”) ($1.1 billion) balance as well as recognition of new Value of Business Acquired (“VOBA”) resulting from the acquisition ($1.3 billion) and other intangible assets ($71 million) as further described below. The VOBA, when combined with the carrying value of the insurance liabilities, produces a fair value of those liabilities. VOBA is based on actuarially determined projections, by each line of business, of future policy and contract charges, premiums, mortality and morbidity, separate account performance, surrenders, operating expenses, investment returns and other factors. Actual experience of the purchased business may vary from these projections. VOBA is amortized in relation to estimated gross profits or premiums, depending on product type. For interest-sensitive products, if estimated gross profits differ from expectations, the amortization of VOBA will be adjusted to reflect actual experience. The net adjustment to amortization as a result of eliminating the historical DAC and VOBA is included in adjustment (aa).

(4)	Adjustment to record contractholder funds at fair value.

(5)	Reflects the elimination of deferred reinsurance revenue.

(c)	The following intercompany eliminations between FGL and FSR related to reinsurance ceded by FGL and assumed by FSR upon consolidation by CF Corp. are reflected in these adjustments:

(in millions)
Assets
Related party investments	(6)
Related party loans	(71)
Funds withheld receivables	(902)
Reinsurance recoverables	(1,016)
Other assets(1)	(103)

Liabilities
Funds withheld for reinsurance liabilities	(1,081)
Insurance reserves	(976)

(1)	Reflects elimination of a funds withheld asset embedded derivative resulting from the reinsurance treaty between FGL and FSR.

(d)	Represents adjustments to reflect the deferred tax impact of purchase accounting adjustments, resulting in the reversal of FGL’s historical deferred tax liability and the recording of net deferred tax liabilities of $35 million and none for FGL and FSR, respectively, based on a 35% effective tax rate.

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(e)	Reflects the elimination of FGL’s and FSR’s historical equity accounts.

	FGL	FSR	Total
	(in millions)
Common stock	$(1)	$—	$(1)
Additional paid-in capital	(716)	(170)	(886)
Retained earnings (accumulated deficit)	(1,000)	66	(934)
Accumulated other comprehensive income	(543)	—	(543)
Treasury stock	13	—	13
Total adjustment	$(2,247)	$(104)	$(2,351)

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2017 are as follows:

(f)	Represents the reclassification of $694 million of cash and cash equivalents held in the trust account that becomes available following the business combination.

(g)	Reflects the payment of $2 million of cash bonuses payable to certain executives of FGL contingent upon completion of the business combination. Such bonuses have been excluded from the unaudited pro forma condensed combined statements of operations as they do not have a continuing impact on the Combined Company.

(h)	Reflects the payment of $25 million related to certain stock-based compensation awards of FGL and FGLH that were accelerated and redeemed pursuant to the business combination.

(i)	Reflects the receipt of gross proceeds of $375 million from the sale of preferred shares, and 8,370,000 ordinary shares net of $13 million in transaction costs.

(j)	Reflects the receipt of gross proceeds of $510 million from the sale of 51,000,000 ordinary shares and 19,083,335 warrants pursuant to the forward purchase agreements. $20 million of related underwriting discounts and commissions were previously accrued. The payment of such amounts is included in adjustment (l).

(k)	Reflects the receipt of gross proceeds of $360 million from the sale of 36,000,000 ordinary shares pursuant to certain equity commitment letters, net of $35 million in transaction costs.

(l)	Reflects the payment of $45 million of deferred underwriting commissions and placement agent fees contingent upon completion of the business combination.

(m)	Reflects fees of $3 million paid related to the Company’s Senior Unsecured Revolving Credit Agreement and $9 million paid related to the Company’s solicitation of consents from holders of its 6.375% Senior Notes due 2021, which occurred in connection with the business combination. Such expenses were capitalized as components of other assets and against the carrying amount of the Notes, respectively.

(n)	Reflects the payment of $61 million of transaction costs incurred in connection with the business combination and Share Purchase, including adjustments to accounts payable and accrued expenses and accrued commitment fee for costs previously accrued, as well as retained earnings for expected to be incurred.

(o)	Reflects the receipt of gross proceeds of $200 million from the sale of 20,000,000 ordinary shares in connection with the rights of first offer contained in the forward purchase agreements. $8 million of related underwriting discounts and commissions were previously accrued. The payment of such amounts is included in adjustment (l).

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The purchase accounting and pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017 are as follows:

(aa)	Represents the sum of the adjustments to record amortization expense related to identifiable definite lived intangible assets. Such intangibles have been amortized using the straight-line method.

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	Year Ended December 31, 2016			Nine Months Ended September 30, 2017
	FGL	FSR	Total	FGL	FSR	Total

Historical amortization recognized on DAC and VOBA	$54	$-	$54	$207	$-	$207
Amortization after fair value (including VOBA and other intangibles)	122	-	122	232	-	232
Amortization expense adjustment for the period	$68	$-	$68	$25	$-	$25

(bb)	Represents the elimination of depreciation and amortization expense related to written-off fixed assets and leasehold improvements.

(cc)	Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to purchase accounting and pro forma adjustments based on a statutory tax rate of 35% to compute the income tax expense related to the unaudited pro forma condensed combined statements of operations.

	Year Ended December 31, 2016		Nine Months Ended September 30, 2017
	Purchase Accounting Adjustments	Pro Forma Adjustments	Purchase Accounting Adjustments	Pro Forma Adjustments

Pro forma net income (loss) before income taxes	$(40)	$(33)	$(4)	$(12)
Effective tax rate	35%	35%	35%	35%
Income tax (benefit) expense	$(14)	$(12)	$(2)	$(4)

(dd)	Reflects adjustments to eliminate intercompany transactions between FGL and FSR:

	Year Ended December 31, 2016	Nine Months Ended September 30, 2017

Premiums	3	1
Net investment income	61	35
Net investment gains (losses)	(59)	(33)
Insurance and investment product fees and other	3	2
Benefits and other changes in policy reserves	49	9
Income tax (benefit) expense	(21)	(5)
Impact to net income (loss)	36	9

(ee)	Represents adjustment to net investment income to amortize the fair value adjustment to FGL’s investments.

(ff)	Reflects the payment of an investment management fee, calculated as 30 bps of assets under management, from FGLIC to the Investment Manager as well as the payment of an investment administration services fee, calculated as 4 bps of assets under management, from the Investment Manager to FGLIC, in each case pursuant to agreements entered into in connection with the business combination and Share Purchase. The Company and the Investment Manager have agreed that the Investment Manager will forego approximately 30% of the first thirteen months' investment management fee.

(gg)	Represents the amortization of contract holder funds resulting from the increase in fair value of reserves upon acquisition of FGL.

(hh)	Represents the elimination of $28 million of nonrecurring transaction costs included in the historical statements of operations of CF Corp. and FGL that are directly related to the business combination and Share Purchase. The historical statements of operations of FSR include no such costs.

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4.	Earnings per Share

Represents the net earnings per share calculated using the historical weighted average CF Corp. ordinary shares and the issuance of additional shares in connection with the business combination and Share Purchase, assuming the shares were outstanding since January 1, 2016:

Combined Pro Forma Basic and Diluted Weighted Average Shares
Founders shares	30,000,000
Issued shares as consideration for membership units purchased in IPO	69,000,000
Share purchases pursuant to forward purchase agreements	51,000,000
Share purchases pursuant to the equity commitments	36,000,000
Share purchases by the ROFO participants	20,000,000
Shares issued pursuant to the GSO and FNF Investment Agreement	8,370,000
Pro forma weighted average shares (basic and diluted)	214,370,000

	Year Ended December 31, 2016	Nine Months Ended September 30, 2017

Pro forma net income	67	132
Preferred share interest	28	14
Pro forma net income (loss) attributable to common shareholders	39	118
Basic earnings (loss) per share	$0.18	$0.55
Diluted earnings (loss) per share	$0.18	$0.55

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5.	Estimated Fair Value of Assets Acquired and Liabilities Assumed

The preliminary allocation of the consideration to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Since this unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the actual amounts recorded for the acquisition, including the determination of any goodwill or bargain purchase gain recorded as a result of the business combination or Share Purchase, may differ from the information presented.

Allocation of consideration

	FGL	FSR
	(in millions)
Fixed maturity securities, available-for-sale	$21,154	$—
Equity securities, available-for-sale	773	—
Derivative investments	413	—
Commercial mortgage loans	552	—
Other invested assets	182	—
Related party investments	—	98
Total investments	23,074	98
Related party loans	71	—
Funds withheld receivable	—	1,648
Cash and cash equivalents	885	29
Accrued investment income	231	—
Reinsurance recoverable	3,415	—
Intangibles, net	1,382	—
Other assets	176	27
Total identifiable assets acquired	29,234	1,802
Contractholder funds	(21,488)	—
Future policy benefits	(3,412)	—
Funds withheld for insurance liabilities	(1,083)	—
Liability for policy and contract claims	(67)	—
Insurance reserves	—	(1,692)
Debt	(309)	—
Revolving credit facility	(105)	—
Deferred tax liability, net	(35)	—
Other liabilities	(874)	(6)
Net identifiable liabilities acquired	1,861	104
Bargain purchase gain(1)	(24)	(39)
Total gross consideration	$1,837	$65

(1)	The fair value of assets acquired and liabilities assumed related to FGL and FSR exceeded the attributable consideration related to the business combination and Share Purchase. Therefore, bargain purchase gains of $24 million and $39 million, respectively, have been reflected in the unaudited pro forma condensed combined balance sheet. This gain has been excluded from the unaudited pro forma condensed combined statements of operations as it was determined to not have a continuing effect.

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Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The distribution network intangible asset represents the value of FGL’s existing distribution network, which was determined using the multi-period excess earnings method based on preliminary forecasts for FGL. The trade name intangible asset represents the Fidelity & Guaranty Life trade name which was valued using the relief-from-royalty method giving consideration to publicly available third-party trade name royalty rates as well as expectations for expected premiums over the anticipated life of the asset. The licenses, which represent FGL’s jurisdictional insurance licenses, were valued using the market approach based on third-party market transactions from which the prices paid for state insurance licenses could be derived. In addition to VOBA recognized on the acquisition ($1.3 billion), described above, the preliminary allocation to other intangible assets is as follows:

Intangible assets

	Fair Value
	FGL	FSR	Total	Useful Life
	(in millions)
Distribution channels	$44	$—	$44	20 years
Trade names	20	—	20	10 years
Licenses	7	—	7	indefinite
Total intangible assets	$71	$—	$71

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